UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2020

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	POL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2020, PolyOne Corporation (the “Company”), an Ohio corporation, entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $650 million aggregate principal amount of 5.750% Senior Notes due 2025 (the “Notes”). The Notes were sold on May 13, 2020 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear interest at a rate of 5.750% per annum. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2020. The Notes will mature on May 15, 2025. The Notes are senior unsecured obligations of the Company.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s ability to incur additional indebtedness and issue preferred stock, pay dividends on or purchase the Company’s equity interests, make certain investments, incur liens on assets, enter into sale and leaseback transactions, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes in cash from the holders at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Company may redeem any of the Notes beginning on May 15, 2022 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The Company may also redeem all or a part of the Notes prior to May 15, 2022 at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, at any time or from time to time prior to May 15, 2022, the Company may redeem, at its option and subject to certain conditions, up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 105.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On May 14, 2020, the shareholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved the PolyOne Corporation 2020 Equity and Incentive Compensation Plan (the “Plan”).

The Plan authorizes the Compensation Committee of the Board (the “Committee”) to provide for equity-based or cash-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash incentive awards, dividend equivalents, and certain other awards. The purpose of these awards is to attract and retain non-employee directors of the Company and officers and other employees and consultants of the Company and its subsidiaries and to provide such persons incentives and rewards for service and/or performance. Subject to adjustment as described in the Plan and subject to the Plan’s share counting rules, a total of 2,500,000 common shares are available for awards granted under the Plan, plus the common shares that remain available for awards pursuant to the Company’s prior equity plan.

The Plan permits the Committee to make certain performance-based awards to participants under the Plan. The performance measures that may be used for such performance-based awards include, but are not limited, to the following (including relative or growth achievement regarding such measures): profits (e.g., operating income, EBIT, EBT, net income, earnings per share); cash flow (e.g., EBITDA, free cash flow); returns; working capital; profit margins; liquidity measures; sales growth, gross margin growth, cost initiative and stock price metrics; and strategic initiative key deliverable metrics such as product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices (including succession planning and talent development) and employee benefits, supervision of litigation and information technology, and goals or synergies relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

The Board generally will be able to amend the Plan, subject to shareholder approval in certain circumstances as described in the Plan.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference as Exhibit 10.1 of this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 14, 2020 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 30, 2020.

a)	The following individuals were nominated in 2020 to serve as directors until the 2021 Annual Meeting of Shareholders. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Robert E. Abernathy	79,722,828	670,926	6,799,717
Richard H. Fearon	58,037,124	22,356,630	6,799,717
Gregory J. Goff	79,652,450	741,304	6,799,717
William R. Jellison	79,868,605	525,149	6,799,717
Sandra Beach Lin	79,696,800	696,954	6,799,717
Kim Ann Mink	79,869,649	524,105	6,799,717
Robert M. Patterson	77,509,515	2,884,239	6,799,717
Kerry J. Preete	79,179,063	1,214,691	6,799,717
Patricia Verduin	79,654,067	739,687	6,799,717
William A. Wulfsohn	79,507,074	886,680	6,799,717

b)	The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
73,217,886	6,369,972	805,896	6,799,717

c)	The shareholders approved the PolyOne Corporation 2020 Equity and Incentive Compensation Plan. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
77,171,534	2,954,234	267,986	6,799,717

d)	The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results were as follows:

For	Against	Abstentions
84,637,001	2,221,938	334,532

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated May 13, 2020, between PolyOne Corporation and U.S. Bank National Association, as trustee.

10.1

PolyOne Corporation 2020 Equity and Incentive Compensation Plan (incorporated herein by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A filed on March 30, 2020, Commission File No. 001-16091).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Senior Vice President, General Counsel and Secretary

Date: May 15, 2020